              As filed with the Securities and Exchange Commission
                               on December 4, 1997

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             FILENE'S BASEMENT CORP.
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                                     04-3016733
     (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                      Identification Number)

40 WALNUT STREET, WELLESLEY, MASSACHUSETTS                         02181
 (Address of Principal Executive Offices)                       (Zip Code)


                           NON-STATUTORY STOCK OPTIONS
                            (Full title of the plan)

                                STEVEN R. SIEGEL
                             FILENE'S BASEMENT CORP.
                                40 WALNUT STREET
                         WELLESLEY, MASSACHUSETTS 02109
                     (Name and address of agent for service)

                                 (617) 348-7000
          (Telephone number, including area code, of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE


                                                 Proposed                Proposed
                                                 maximum                 maximum
Title of securities      Amount to be            offering price per      aggregate                Amount of
to be registered         registered              share                   offering price           registration fee
----------------         ----------              -----                   --------------           ----------------

Common Stock             25,000 shares           $4.8125                 $120,313(1)              $100(1)
$.01 par value

--------------------------------------------------------------------------------


(1)  Calculated in accordance with Rule 457(h) of the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I of Form S-8 is included in documents sent or given to the recipients of the Non-Statutory Stock Options from Filene's Basement Corp. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4. DESCRIPTION OF SECURITIES

                  Not applicable.

         Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

         Item 6. INDEMNIFICATION

                  Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional.

                  Section 6.18 of the Registrant's Restated Articles of Organization provides that the Registrant shall indemnify its directors and officers, including the heirs, executors and administrators of such directors or officers, against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as directors or officers of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant against all liabilities and expenses, including amounts paid in satisfaction of judgments, fines and settlements of proceedings, and counsel fees, even if he or she is not successful on the merits, unless he or she is adjudicated not to have acted in good faith in the reasonable belief that his or her actions were in the best interest of the Registrant or, in the case of any employee benefit plan, in the best interest of the participants in or beneficiaries of such plan.

                  As to any matter disposed of by a compromise payment by a director or officer, Section 6.18 of the Registrant's Restated Articles of Organization permits indemnification only if such compromise is approved as in the best interest of the Registrant by (a) a disinterested majority of the directors then in office, (b) a majority of the disinterested directors then in office, if independent legal counsel has opined in writing that such director or officer appears to have acted in good faith in the reasonable belief that his or her actions were in the best interest of the Registrant, or (c) the holders of a majority of the outstanding stock then entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer (an "interested director or officer" being one against whom the proceedings in question or another proceeding on the same or similar grounds is then pending).

                  The Registrant may authorize advancing litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

                  The right of indemnification provided under Section 6.18 of the Registrant's Restated Articles of Organization does not affect any other rights to which an director or officer is otherwise entitled under contract or law.

                  Section 16.10 of the Registrant's Restated Articles of Organization eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent such exculpation is prohibited under the Massachusetts Business Corporation Law at the time liability for such breach is determined.

                  The Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

         Item 7. EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

         Item 8. EXHIBITS

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9. UNDERTAKINGS

                  1.  The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)  To include any prospectus required by
                  section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellesley, Massachusetts on the 4th day of December, 1997.


                                               FILENE'S BASEMENT CORP.



                                               By: /s/ Steven R. Siegel
                                                   -----------------------------
                                                   Steven R. Siegel
                                               Executive Vice President,
                                               Chief Financial Officer,
                                               Treasurer and General Counsel




                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Filene's Basement Corp., hereby severally constitute W. Jay Carothers, Steven R. Siegel and Philip P. Rossetti, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Filene's Basement Corp. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                            Title                        Date
         ---------                            -----                        ----


/s/ W. Jay Carothers                President, Chief Operating         December 4, 1997
-------------------------------     Officer and Director
W. Jay Carothers


/s/ Samuel J. Gerson                Chairman, Chief Executive          December 4, 1997
-------------------------------     Officer and Director
Samuel J. Gerson


/s/ Steven R. Siegel                Executive Vice President,          December 4, 1997
-------------------------------     Chief Financial Officer,
Steven R. Siegel                    Treasurer and General
                                    Counsel


/s/ Mone Anathan, III               Director                           December 4, 1997
-------------------------------
Mone Anathan, III


/s/ John Eyler                      Director                           December 4, 1997
-------------------------------
John Eyler


/s/ Dorsey R. Gardner               Director                           December 4, 1997
-------------------------------
Dorsey R. Gardner


/s/ Robert P. Henderson             Director                           December 4, 1997
-------------------------------
Robert P. Henderson


/s/ Harold Leppo                    Director                           December 4, 1997
-------------------------------
Harold Leppo


/s/ Paul D. Paganucci               Director                           December 4, 1997
--------------------------
Paul D. Paganucci

                                  EXHIBIT INDEX



Exhibit
Number                              Description
------                              -----------

4.1(1)         Restated Articles of Organization of the Registrant

4.2(1)         Amended and Restated By-Laws of the Registrant

4.3(1) Specimen Certificate for shares of Common Stock, $.01 par value per share, of the Registrant

5              Opinion of Hale and Dorr LLP

23.1           Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2           Consent of Arthur Andersen LLP

24 Power of Attorney (included on the signature page of this Registration Statement)














-----------------------

      1 Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-39901).